UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 1-A
REGULATION A OFFERING
STATEMENT UNDER THE SECURITIES
ACT OF 1933

GENERAL INSTRUCTIONS

I.	Eligibility Requirements for Use of Form 1-A.

      This Form is to be used for securities oferings made pursuant to Regulation A (17 CFR 230.251 et seq.).
       Careful attention should be directed to the terms, conditions and requirements of Regulation A, especial ly Rule 251, because the exemption is not available to all issuers or for every type of securities transaction.
      Further, the aggregate ofering price and aggregate sales of securities in any 12-month period is strictly limited to $20 million for Tier 1 oferings and $75 million for Tier 2 oferings, including no more than $6 million ofered by all selling securityholders that are afliates of the issuer for Tier 1 oferings and $22.5 million by all selling securityholders that are afliates of the issuer for Tier 2 offerings.
      Please refer to Rule 251 of Regulation A for more details.

II.	Preparation, Submission and Filing of the Ofering Statement.

      An ofering statement must be prepared by all persons seeking exemption under the provisions of Reg- ulation A. Parts I, II and III must be addressed by all issuers. Part II, which relates to the content of the required ofering circular, provides alternative formats, of which the issuer must choose one. General informa- tion regarding the preparation, format, content, and submission or fling of the ofering statement is contained in Rule 252. Information regarding non-public submission of the ofering statement is contained in Rule 252(d).
Requirements relating to the ofering circular are contained in Rules 253 and
254. Te ofering statement must be submitted or fled with the Securities and Exchange Commission in electronic format by means of the Com- mission?s Electronic Data Gathering, Analysis and Retrieval System (EDGAR) in accordance with the EDGAR rules set forth in Regulation S-T (17 CFR Part
232) for such submission or fling.

III.	Incorporation by Reference and Cross-Referencing.

      An issuer may incorporate by reference to other documents previously submitted or fled on EDGAR. Cross-referencing within the ofering statement is also encouraged to avoid repetition of information. For exam- ple, you may respond to an item of this Form by providing a cross-reference to the location of the information in the fnancial statements, instead of repeating such information. Incorporation by reference and cross-referencing are subject to the following additional conditions:

(a)	Te use of incorporation by reference and cross-referencing in Part II of this Form:

(1)	Is limited to the following items:

(A)	Items 2-14 of Part II and Part F/S if following the Ofering
Circular format;

(B)	Items 3-11 of Form S-1 if following the Part I of Form S-1
format; or

(C)	Items 3-28, and 30 of Form S-11 if following the Part I of Form
S-11 format;

SEC0486 (03-21)	Persons who are to respond to thePcaoglleec1tion of
information contained in this form are not required to respond unless the form displays a currently valid OMB control number.


      (2)	May only incorporate by reference previously submitted
or fled fnancial statements if the issuer meets the following requirements:

         (A)	the issuer has fled with the Commission all reports and other materials required to be fled, if any, pursuant to Rule 257 (? 230.257) or by Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and other materials);

         (B)	the issuer makes the financial statement information that is incorporated by reference pursuant to this item readily available and accessible on a website maintained by or for the issuer; and

         (C)	the issuer must state that it will provide to each holder of securities, including any benefcial own- er, a copy of the financial statement information that have been incorporated by reference in the offering statement upon written or oral request, at no cost to the requester, and provide the issuer?s website address, including the uniform resource locator (URL) where the incorporated financial statements may be accessed.

(b)	Descriptions of where the information incorporated by reference or cross-referenced can be found must be specific and must clearly identify the relevant document and portion thereof where such information can be found. For exhibits incorporated by reference, this description must be noted in the exhibits index for each relevant exhibit. All descriptions of where information incorporated by reference can be found must be accompanied by a hyperlink to the incorporated document on EDGAR, which hyperlink need not remain active after the fling of the offering statement. Inactive hyperlinks must be updated in any amendment to the offering statement otherwise required.

(c)	Reference may not be made to any document if the portion of such document containing the pertinent information includes an incorporation by reference to another document. Incorporation by reference to documents not available on EDGAR is not permitted. Incorporating information into the financial statements from elsewhere is not permitted. Information shall not be incorporated by reference or cross-referenced in any case where such incorporation would render the statement or report incomplete, unclear, or confusing.

(d)	If any substantive modification has occurred in the text of any document incorporated by reference since such document was fled, the issuer must file with the reference a statement containing the text and date of such modification.

IV.	Supplemental Information.

The information specified below must be furnished to the Commission as supplemental information, if applicable. Supplemental information shall not be required to be fled with or deemed part of the offering statement, unless otherwise required. the information shall be returned to the issuer upon request made in writing at the time of submission, provided that the return of such information is consistent with the protection of investors and the provisions of the Freedom of Information Act [5 U.S.C. 552] and the information was not fled in electronic format.

(a)	A statement as to whether or not the amount of compensation to be allowed or paid to the underwriter has been cleared with the Financial Industry Regulatory Authority (FINRA).

(b)	Any engineering, management, market, or similar report referenced in the offering circular or provided for external use by the issuer or by a principal underwriter in connection with the proposed offering. There must also be furnished at the same time a statement as to the actual or proposed use and distribution of such report or memorandum. Such statement must identify each class of persons who have received or will receive the report or memorandum, and state the number of copies distributed to each such class along with a statement as to the actual or proposed use and distribution of such report or memorandum.

(c)	Such other information as requested by the staff in support of statements, representations and other assertions contained in the offering statement or any correspondence to the staff.

      Correspondence appropriately responding to any staff comments made on the offering statement must also be furnished electronically. When applicable, such correspondence must clearly indicate where changes responsive to the staff ?s comments may be found in the offering statement.

PART I?NOTIFICATION

Te following information must be provided in the XML-based portion of Form 1-A available through the ED- GAR portal and must be completed or updated before uploading each ofering statement or amendment thereto. The format of Part I shown below may difer from the electronic version available on EDGAR. The electronic version of Part I will allow issuers to attach Part II and Part III for fling by means of EDGAR. All items must be addressed, unless otherwise indicated.








*

*

*

*

*

*

No
chan
ges
to
the
info
rmat
ion
requ
ired
by
Part
I
have
occu
rred
sinc
e
the
last
flin
g of
this
offe
ring
stat
emen
t





ITEM 1.	Issuer Information
Exact name of issuer as specified in
the issuer?s charter: Jurisdiction
of incorporation/organization:



        SOURCELIGHT STUDIOS LLC
WYOMING



Year of
incorporation:


2018



CIK
:


000
195
062
6



Primary Standard Industrial
Classification Code:


7819


I.R.S. Employer
Identification Number:
Total number of full-time
employees:


83-1154769

5



Total number of part-time
employees:

Contact Information

Address of Principal
Executive Ofces:


18


30 N Gould St Ste R,
SHERIDAN , WYOMING 82801








Telephone:
(

)


757-995-
9393



Provide the following information for the person the Securities and Exchange Commission?s staf should call in connection with any pre-qualifcation review of the ofering statement:


Name:
Addre
ss:


SHAUN
A
JOHNS
ON-
FELEK
E

824
WESL
EY
PLAN
TATI
ON
DRIV
E
DULU
TH,
GA
3009
6



	757-995-9393
Telephone: ( )

Provide up to two e-mail addresses to which the Securities and Exchange Commission?s staf may send any com- ment letters relating to the ofering statement. Afer qualifcation of the ofering statement, such e-mail addresses are not required to remain active:
shaunafeleke@gmail.com and shaunaducannon@gmail.com


Financial Statements




Industry Group
(select one):


Banking


Insurance


Other




Use the fnancial statements for the most recent fscal period contained in this ofering statement to provide the following information about the issuer. Te following table does not include all of the line items from the fnan- cial statements. Long Term Debt would include notes payable, bonds, mortgages, and similar obligations. To determine ?Total Revenues? for all companies selecting ?Other? for their industry group, refer to Article 5-
03(b)
(1)	of Regulation S-X. For companies selecting ?Insurance,? refer to Article
7-04 of Regulation S-X for calcu- la- tion of ?Total Revenues? and paragraphs 5 and 7(a) for ?Costs and Expenses Applicable to Revenues?.

[If ?Other? is selected, display the following options in the Financial Statements table:]



Balance Sheet
Information Cash
and Cash
Equivalents:
Investment
Securities:
Accounts and Notes
Receivable: Property, Plant
and Equipment (PP&E): Total
Assets:
Accounts Payable and
Accrued Liabilities: Long
Term Debt:
Total Liabilities:
Total
Stockholders?
Equity: Total
Liabilities and
Equity:


50,000,000.00
150,000,000.00
250,000,000.00
390,000.00

	450,390,000.00
	150,000.00
	250,000.00
	400,000
	325,000,000.00
250,000,000.00







Statement of Comprehensive Income
Information Total Revenues:
Costs and Expenses Applicable to
Revenues:


65,175,658.00
27,875,854.00
n/a


Depreciation and Amortization:


Net Income:
Earnings Per Share
? Basic: Earnings
Per Share ? Diluted:


37,299,803.5
0
	0.74
	N/A


[If ?Banking? is selected, display the following options in the Financial Statements table:]

Balance Sheet
Information Cash and
Cash Equivalents:
Investment Securities:
Loans:
Property and Equipment:
Total Assets:
Accounts Payable and Accrued Liabilities:
Deposits:
Long Term Debt:
Total Liabilities:
Total Stockholders? Equity:
Total Liabilities and Equity:

Statement of Comprehensive Income
Information Total Interest Income:
Total Interest Expense:
Depreciation and Amortization:
Net Income:
Earnings Per Share ? Basic:
Earnings Per Share ? Diluted:

[If ?Insurance? is selected, display the following options in the Financial Statements table:]

Balance Sheet
Information Cash
and Cash
Equivalents:
Total Investments:
Accounts and Notes Receivable:
Property and Equipment:
Total Assets:
Accounts Payable and Accrued Liabilities:
Policy Liabilities and Accruals:
	 Long Term Debt:
	 Total Liabilities:
Total Stockholders? Equity:
Total Liabilities and Equity:

Statement of Comprehensive Income
Information Total Revenues:
Costs and Expenses Applicable to Revenues:
Depreciation and Amortization:
Net Income:
Earnings Per Share ? Basic:
Earnings Per Share ? Diluted:

[End of section that varies based on the selection of Industry Group]

Name of Auditor (if any):


Outstanding Securities

Name of
Class (if
any)

Units
Outstanding

CUSIP
(if any)

Name of
Trading
Center or
Quotation
Medium (if
any)
Common Equity



Preferred Equity



Debt Securities



ITEM 2.	Issuer Eligibility

Check this box to certify that all of the following statements are true for the issuer(s):

?	Organized under the laws of the United States or Canada, or any
State, Province, Territory or pos session thereof, or the District of Columbia.

?	Principal place of business is in the United States or Canada.

?	Not a development stage company that either (a) has no specifc business plan or purpose, or (b) has indicated that its business plan is to merge with an unidentifed company or companies.

?	Not an investment company registered or required to be
registered under the Investment Com- pany Act of 1940.

?	Not issuing fractional undivided interests in oil or gas rights, or a similar interest in other mineral rights.

?	Not issuing asset-backed securities as defned in Item 1101(c) of
Regulation AB.

?	Not, and has not been, subject to any order of the Commission entered pursuant to Section 12(j) of the Exchange Act (15 U.S.C.
78l(j)) within fve years before the fling of this ofering statement.

?	Has fled with the Commission all the reports it was required to fle, if any, pursuant to Rule 257 during the two years immediately before the fling of the ofering statement (or for such shorter period that the issuer was required to fle such reports).

ITEM 3.	Application of Rule 262

      Check this box to certify that, as of the time of this fling, each person described in Rule 262 of Regula- tion A is either not disqualifed under that rule or is disqualifed but has received a waiver of such disqualifca- tion.

Check this box if ?bad actor? disclosure under Rule 262(d) is provided in Part II of the ofering state-

ment.


ITEM 4.	Summary Information Regarding the Ofering and Other Current or
Proposed Oferings

Check the appropriate box to indicate whether you are
conducting a Tier 1 or Tier 2 ofering: Tier 1	Tier 2
Check the appropriate box to indicate whether the annual fnancial statements have been audited:

Unaudited	Audited

Types of Securities Ofered in this Ofering Statement (select all that apply):

Equity (common or preferred
stock) Debt
Option, warrant or other right to acquire another security
Security to be acquired upon exercise of option, warrant or other right to acquire security Tenant-in-common securities
Other (describe)

Does the issuer intend to ofer the securities on a delayed or continuous basis pursuant to Rule 251(d)(3)?
Yes	No

Does the issuer intend this ofering to last more than one year?
Yes	No

Does the issuer intend to price this ofering afer qualifcation pursuant to Rule 253(b)?
Yes	No

Will the issuer be conducting a best eforts ofering?
Yes	No

Has the issuer used solicitation of interest communications in connection with the proposed ofering?
X Yes	No
Does the proposed ofering involve the resale of securities by afliates of the issuer?


Yes


X
No


50
,0
00
,0
00
..0
0


Number of securities ofered:



Number of securities of that class
already outstanding:


50,000,000.00



Te information called for by this item below may be omitted if undetermined at the time of fling or submission, except that if a price range has been included in the ofering statement, the midpoint of that range must be used to respond. Please refer to Rule 251(a) for the defnition of ?aggregate ofering price? or ?aggregate sales? as used in this item. Please leave the feld blank if undetermined at this time and include
a zero if a particular item is not applica- ble to the ofering.	Page 7



Price per
security: $


1.04




Te portion of the aggregate ofering price attributable to securities being ofered on behalf of the issuer:
$ 	N/A
Te portion of the aggregate ofering price attributable to securities
being ofered on behalf of selling security- holders:	N/A
$
Te portion of aggregate ofering attributable to all the securities of the issuer sold pursuant to a qualifed ofer- ing statement within the 12 months before the qualifcation of this ofering statement:
$ 	N/A

Te estimated portion of aggregate sales attributable to securities that may be sold pursuant to any other quali- fed ofering statement concurrently with securities being sold under this ofering statement:
$	N/A


Total: $	(the sum of the aggregate ofering price and aggregate
sales in the four preceding paragraphs).

Anticipated fees in connection with this ofering and names of service providers:

Name of Service Provider	Fees
Underwriters:

$
Sales
Commissions:

$
Finders? Fees:

$
Audit:

$
Legal:

$
Promoters:

$
Blue Sky
Compliance:

$



CRD Number of any broker or
dealer listed:


N/A



Estimated net proceeds to the issuer: $
	50,000,000
Clarifcation of responses (if necessary):
	 ITEM 5.
Jurisdictions in Which Securities are to be Ofered
Using the list below, select the jurisdictions in which the issuer intends to ofer the securities:

[List will include all U.S. and Canadian jurisdictions, with an option to add and remove them indi- vidually, add all and remove all.]

Using the list below, select the jurisdictions in which the securities are to be ofered by underwriters, dealers or sales persons or check the appropriate box:

None


Same as the jurisdictions in which the issuer intends to ofer the securities.

[List will include all U.S. and Canadian jurisdictions, with an option to add and remove them individu- ally, add all and remove all.]

ITEM 6.	Unregistered Securities Issued or Sold Within One Year

None

As to any unregistered securities issued by the issuer or any of its predecessors or afliated issuers within one year before the fling of this Form 1-A, state:

(a)	Name of such issuer.

(b)	(1) Title of securities issued

(2)	Total amount of such securities issued

            (3)	Amount of such securities sold by or for the account of any
person who at the time was a di- rector, ofcer, promoter or principal securityholder of the issuer of such securities, or was an underwriter of any securities of such issuer

      (c)	(1) Aggregate consideration for which the securities were
issued and basis for computing the amount thereof.

            (2) Aggregate consideration for which the securities listed in
(b)(3) of this item (if any) were issued and the basis for computing the amount thereof (if diferent from the basis described in (c)(1)).

      (d)	Indicate the section of the Securities Act or Commission rule or regulation relied upon for ex- emption from the registration requirements of such Act and state briefy the facts relied upon for such exemp- tion:





PART II ? INFORMATION REQUIRED IN OFFERING
CIRCULAR

(a)	Financial statement requirements regardless of the applicable disclosure format are specifed in Part F/S of this Form 1-A. Te narrative disclosure contents of ofering circulars are specifed as follows:

(1)	Te information required by:

(i)	the Ofering Circular format described below; or

            (ii)	Te information required by Part I of Form S-1 (17 CFR
239.11) or Part I of Form S-11 (17 CFR 239.18), except for the fnancial statements, selected fnancial data, and supplementary fnancial infor-mation called for by those forms. An issuer choosing to follow the Form
S-1 or Form S-11 format may follow the requirements for smaller reporting companies if it meets the defnition of that term in Rule 405 (17 CFR 230.405). An issuer may only use the Form S-11 format if the ofering is eligible to be registered on that form;


Te cover page of the ofering circular must identify which disclosure format is being followed.

      (2)	Te ofering circular must describe any matters that would have triggered disqualifcation under Rule 262(a)(3) or (a)(5) but for the provisions set forth in Rule 262(b)(1);

      (3)	Te legend required by Rule 253(f) of Regulation A must be
included on the ofering circular cover page (for issuers following the S-1 or S-11 disclosure models this legend must be included instead of the legend required by Item 501(b)(7) of Regulation S-K);

      (4)	For preliminary ofering circulars, the legend required by Rule
254(a) must be included on the of- fer- ing circular cover page (for issuers following the S-1 or S-11 disclosure models, this legend must be included instead of the legend required by Item 501(b)(10) of Regulation
S-K); and

      (5)	For Tier 2 oferings where the securities will not be listed on a registered national securities ex- change upon qualifcation, the ofering circular cover page must include the following legend highlighted by prominent type or in another manner:

      Generally, no sale may be made to you in this ofering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Diferent rules apply to accredited investors and non-natural persons. Before making any representation that your invest- ment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on invest- ing, we encourage you to refer to www.investor.gov.

(b)	Te Commission encourages the use of management?s projections of future economic performance that have a reasonable basis and are presented in an appropriate format. See Rule 175, 17 CFR 230.175.

(c)	Ofering circulars need not follow the order of the items or the order of other requirements of the dis- closure form except to the extent otherwise specifcally provided. Such information may not, however, be set forth in such a fashion as to obscure any of the required information or any information necessary to keep the required information from being incomplete or misleading. Information requested to be presented in a specifed tabular format must be given in substantially the tabular format specifed. For incorporation by reference, please refer to General
Instruction III of this Form.

OFFERING CIRCULAR

Item 1. Cover Page of Ofering Circular

Te cover page of the ofering circular must be limited to one page and must include the information specifed in this item.

(a)	Name of the issuer.

Instruction to Item 1(a):

If your name is the same as, or confusingly similar to, that of a company that is well known, include information to eliminate any possible confusion with the other company. If your name indicates a line of business in which you are not engaged or you are engaged only to a limited extent, include information to eliminate any mislead- ing inference as to your business. In some circumstances, disclosure may not be sufcient and you may be re-quired to change your name. You will not be required to change your name if you are an established company, the character of your business has changed, and the investing public is generally aware of the change and the character of your current business.

(b)	Full mailing address of the issuer?s principal executive ofces and the issuer?s telephone number (includ- ing the area code) and, if applicable, website address.

(c)	Date of the ofering circular.

(d)	Title and amount of securities ofered. Separately state the amount of securities ofered by selling securi- ty- holders, if any. Include a cross-reference to the section where the disclosure required by Item 14 of Part
II of this Form 1-A has been provided;

(e)	Te information called for by the applicable table below as to all the securities being ofered, in substan- tially the tabular format indicated. If necessary, you may estimate any underwriting discounts and commissions and the proceeds to the issuer or other persons.


Price to
public
Underwriting
discount and
commissions
Proceed
s to
issuer
Proceeds
to other
persons

Per








share/un
it:
Total:









If the securities are to be ofered on a best eforts basis, the cover page must set forth the termination date, if any, of the ofering, any minimum required sale and any arrangements to place the funds received in an escrow, trust, or similar arrangement. Te following table must be used instead of the preceding table.

Price to
public
Underwriting
discount and
commissions
Proceed
s to
issuer
Proceeds
to other
persons
Per
share/uni
t:




Total




Minimum:




Total




Maximum:






Instructions to Item 1(e):

    1.	Te term ?commissions? includes all cash, securities, contracts, or anything else of value, paid, to be set aside, disposed of, or understandings with or for the beneft of any other persons in which any underwriter is interested, made in connection with the sale of such security.

      2.	Only commissions paid by the issuer in cash are to be
indicated in the table. Commissions paid by other persons or any form of non-cash compensation must be briefy identifed in a footnote to the table with a cross-reference to a more complete description elsewhere in the ofering circular.


      3.	Before the commencement of sales pursuant to Regulation A, the issuer must inform the Commission whether or not the amount of compensation to be allowed or paid to the underwriters, as described in the ofer- ing statement, has been cleared with FINRA.

4.	If the securities are not to be ofered for cash, state the basis upon which the ofering is to be made.

      5.	Any fnder?s fees or similar payments must be disclosed on the cover page with a reference to a more complete discussion in the ofering circular. Such disclosure must identify the fnder, the nature of the services ren- dered and the nature of any relationship between the fnder and the issuer, its ofcers, directors, promoters, principal stockholders and underwriters (including any afliates of such persons).

    6.	Te amount of the expenses of the ofering borne by the issuer, including underwriting expenses to be borne by the issuer, must be disclosed in a footnote to the table.

(f)	Te name of the underwriter or underwriters.

(g)	Any legend or information required by the law of any state in which the securities are to be ofered.

(h)	A cross-reference to the risk factors section, including the page number where it appears in the ofering cir- cular. Highlight this cross-reference by prominent type or in another manner.

(i)	Approximate date of commencement of proposed sale to the public.

(j)	If the issuer intends to rely on Rule 253(b) and a preliminary ofering circular is circulated, provide (1) a bona fde estimate of the range of the maximum ofering price and the maximum number of securities ofered or
(2) a bona fde estimate of the principal amount of the debt securities ofered. Te range must not exceed $2 for oferings where the upper end of the range is $10 or less and 20% if the upper end of the price range is over $10.

Instruction to Item 1(j):

    Te upper limit of the price range must be used in determining the aggregate ofering price for purposes of Rule 251(a).

Item 2. Table of Contents

On the page immediately following the cover page of the ofering circular, provide a reasonably detailed table of contents. It must show the page numbers of the various sections or subdivisions of the ofering circular. In- clude a specifc listing of the risk factors section required by Item 3 of Part II of this Form 1-A.

Item 3. Summary and Risk Factors

(a)	An issuer may provide a summary of the information in the ofering circular where the length or com- plexity of the ofering circular makes a summary useful. Te summary should be brief and must not contain all of the detailed information in the ofering circular.

(b)	Immediately following the Table of Contents required by Item 2 or the
Summary, there must be set forth under an appropriate caption, a carefully organized series of short, concise paragraphs, summarizing the most signifcant factors that make the ofering speculative or substantially risky. Issuers should avoid generalized state- ments and include only factors that are specifc to the issuer.


Item 4.Dilution

Where there is a material disparity between the public ofering price and the efective cash cost to ofcers, di- rectors, promoters and afliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire, there must be included a comparison of the public contribution under the proposed public ofering and the average efective cash contribution of such persons.

Item 5. Plan of Distribution and Selling Securityholders

(a)	If the securities are to be ofered through underwriters, give the names of the principal underwriters, and state the respective amounts underwritten. Identify each such underwriter having a material relationship to the issuer and state the nature of the relationship. State briefy the nature of the underwriters? obligation to take the securities.

Instructions to Item 5(a):

      1.	All that is required as to the nature of the underwriters'
obligation is whether the underwriters are or will be committed to take and to pay for all of the securities if any are taken, or whether it is merely an agency or the type of best eforts arrangement under which the underwriters are required to take and to pay for only such securi- ties as they may sell to the public. Conditions precedent to the underwriters' taking the securities, including market outs, need not be described except in the case of an agency or best eforts arrangement.

      2.	It is not necessary to disclose each member of a selling
group. Disclosure may be limited to those underwriters who are in privity of contract with the issuer with respect to the ofering.

(b)	State briefy the discounts and commissions to be allowed or paid to dealers, including all cash, securities, contracts or other consideration to be received by any dealer in connection with the sale of the securities.

(c)	Outline briefy the plan of distribution of any securities being issued that are to be ofered through the selling eforts of brokers or dealers or otherwise than through underwriters.

(d)	If any of the securities are to be ofered for the account of securityholders, identify each selling securit- yhold- er, state the amount owned by the securityholder prior to the ofering, the amount ofered for his or her account and the amount to be owned afer the ofering. Provide such disclosure in a tabular format. At the bot- tom of the table, provide the total number of securities being ofered for the account of all securityholders and describe what percent of the pre-ofering outstanding securities of such class the ofering represents.

Instruction to Item 5(d):

    Te term ?securityholder? in this paragraph refers to benefcial holders, not nominee holders or other such holders of record. If the selling securityholder is an entity, disclosure of the persons who have sole or shared voting or investment power must be included.

(e)	Describe any arrangements for the return of funds to subscribers if all of the securities to be ofered are not

sold. If there are no such arrangements, so state.

(f)	If there will be a material delay in the payment of the proceeds of the ofering by the underwriter to the


is- suer, the salient provisions in this regard and the efects on the issuer must be stated.

(g)	Describe any arrangement to (1) limit or restrict the sale of other securities of the same class as those to be ofered for the period of distribution, (2) stabilize the market for any of the securities to be ofered, or (3) with- hold commissions, or otherwise to hold each underwriter or dealer responsible for the distribution of its partici-pation.

(h)	Identify any underwriter that intends to confrm sales to any accounts over which it exercises discretion- ary authority and include an estimate of the amount of securities so intended to be confrmed.

Instruction to Item 5:

Attention is directed to the provisions of Rules 10b-9 [17 CFR 240.10b-9] and 15c2-4 [17 CFR 240.15c2-4] under the Securities Exchange Act of 1934. Tese rules outline, among other things, antifraud pro- visions concerning the return of funds to subscribers and the transmission of proceeds of an ofering to a seller.

Item 6. Use of Proceeds to Issuer

State the principal purposes for which the net proceeds to the issuer from the securities to be ofered are in- tended to be used and the approximate amount intended to be used for each such purpose. If the issuer will not receive any of proceeds from the ofering, so state.

Instructions to Item 6:

      1.	If any substantial portion of the proceeds has not been
allocated for particular purposes, a statement to that efect must be made together with a statement of the amount of proceeds not so allocated.

      2.	State whether or not the proceeds will be used to compensate or otherwise make payments to ofcers or directors of the issuer or any of its subsidiaries.

      3.	For best eforts oferings, describe any anticipated material
changes in the use of proceeds if all of the securities being qualifed on the ofering statement are not sold.

      4.	If an issuer must provide the disclosure described in Item 9(c)
the use of proceeds and plan of opera- tions should be consistent.

      5.	If any material amounts of other funds are to be used in
conjunction with the proceeds, state the amounts and sources of such other funds and whether such funds are frm or contingent.

      6.	If any material part of the proceeds is to be used to discharge indebtedness, describe the material terms of such indebtedness. If the indebtedness to be discharged was incurred within one year, describe the use of the proceeds arising from such indebtedness.

      7.	If any material amount of the proceeds is to be used to acquire assets, otherwise than in the ordinary course of business, briefy describe and state the cost of the assets. If the assets are to be acquired from afli- ates of the issuer or their associates, give the names of the persons from whom they are to be acquired and set forth the basis used in determining the purchase price to the issuer.

8.	Te issuer may reserve the right to change the use of proceeds, so long as the reservation is promi- nently disclosed in the section where the use of proceeds is discussed. It is not necessary to describe the pos- sible alternative uses of proceeds unless the issuer believes that a change in circumstances leading to an alter- native use of proceeds is likely to occur.

Item 7. Description of Business

(a)	Narrative description of business.

      (1)	Describe the business done and intended to be done by the
issuer and its subsidiaries and the general development of the business during the past three years or such shorter period as the issuer may have been in business. Such description must include, but not be limited to, a discussion of the following factors if such fac- tors are material to an understanding of the issuer?s business:

            (i)	Te principal products and services of the issuer and the
principal market for and method of distribution of such products and services.

            (ii)	Te status of a product or service if the issuer has made
public information about a new prod- uct or service that would require the investment of a material amount of the assets of the issuer or is other-wise material.

(iii)
[Reserved]
(iv)
Te total number of persons employed by the issuer, indicating the number employed full time.

(v)
Any bankruptcy, receivership or similar proceeding.
(vi)
Any legal proceedings material to the business or fnancial
condition of the issuer.
(vii)
Any material reclassifcation, merger, consolidation, or
purchase or sale of a signifcant
amount of assets not in the ordinary course of business.
      (2)	Te issuer must also describe those distinctive or special
characteristics of the issuer?s operation or industry that are reasonably likely to have a material impact upon the issuer?s future fnancial performance. Examples of factors that might be discussed include dependence on one or a few major customers or suppli- ers (including suppliers of raw materials or fnancing), efect of existing or probable governmental regulation (including environmental regulation), material terms of and/or expiration of material labor contracts or patents, trademarks, licenses, franchises, concessions or royalty agreements, unusual competitive conditions in the indus- try, cyclicality of the industry and anticipated raw material or energy shortages to the extent management may not be able to secure a continuing source of supply.

(b)	[Reserved]

(c)	Industry Guides. Te disclosure guidelines in all Securities Act
Industry Guides must be followed. To the extent that the industry guides are codifed into Regulation S-K, the Regulation S-K industry disclosure items must be followed.

(d)	For oferings of limited partnership or limited liability company interests, an issuer must comply with the Commission?s interpretive views on substantive disclosure requirements set forth in Securities Act Release No. 6900 (June 17, 1991).


Item 8. Description of Property

(a)	State briefy the location and general character of any principal plants or other material physical prop- erties of the issuer and its subsidiaries. If any such property is not held in fee or is held subject to any ma- jor encumbrance, so state and briefy describe how held. Include information regarding the suitability, adequa- cy, productive capacity and extent of utilization of the properties and facilities used in the issuer?s business.

(b)	Issuers engaged in mining operations must refer to and, if required, provide the disclosure under subpart 1300 of Regulation S-K (?? 229.1300 through 1305), in addition to any disclosure required by this Item.

Instruction to Item 8:

Except as required by paragraph (b) of this Item, detailed descriptions of the physical characteristics of individual properties or legal descriptions by metes and bounds are not required and should not be given.

Item 9. Management?s Discussion and Analysis of Financial Condition and Results of Operations

Discuss the issuer?s fnancial condition, changes in fnancial condition and results of operations for each year and interim period for which fnancial statements are required, including the causes of material changes from year to year or period to period in fnancial statement line items, to the extent necessary for an understanding of the issuer?s business as a whole. Information provided also must relate to the segment information of the issuer. Pro- vide the information specifed below as well as such other information that is necessary for an investor?s under- standing of the issuer?s fnancial condition, changes in fnancial condition and results of operations.

(a)	Operating results. Provide information regarding signifcant factors, including unusual or infrequent events or transactions or new developments, materially afecting the issuer?s income from operations, and, in each case, indicating the extent to which income was so afected. Describe any other signifcant component of rev- enue or expenses necessary to understand the issuer?s results of operations. To the extent that the fnancial state- ments disclose material changes in net sales or revenues, provide a narrative discussion of the extent to which such changes are attributable to changes in prices or to changes in the volume or amount of products or services being sold or to the introduction of new products or services.

Instruction to Item 9(a):

1.	Te discussion and analysis shall focus specifcally on material events and uncertainties known to manage- ment that would cause reported fnancial information not to be necessarily indicative of future operating results or of future fnancial condition. Tis would include descriptions and amounts of (A) matters that would have an impact on future operations that have not had an impact in the past, and (B) matters that have had an impact on reported operations that are not expected to have an impact upon future operations.

2.	Where the consolidated fnancial statements reveal material changes from year to year in one or more line items, the causes for the changes shall be described to the extent necessary to an understanding of the issuer?s busi- nesses as a whole. If the causes for a change in one line item also relate to other line items, no repetition is required and a line-by-line analysis of the fnancial statements as a whole is not required or generally appropriate. Issuers need not recite the amounts of changes from year to year which are readily computable from the fnancial state-ments. Te discussion must not merely repeat numerical data contained in the consoli- dated fnancial statements.

3.	When interim period fnancial statements are included, discuss any material changes in fnancial condition from the end of the preceding fscal year to the date of the most recent interim balance sheet provided. Discuss any material changes in the issuer?s results of operations with respect to the most recent fscal year-to-date period for which a statement of comprehensive income (or statement of net income if comprehensive income is presented in two separate but consecutive fnancial statements or if no other comprehensive income) is provided and the correspond- ing year-to-date period of the preceding fscal year.

(b)	Liquidity and capital resources. Provide information regarding the following:

      (1)	the issuer?s liquidity (both short and long term), including a description and evaluation of the internal and external sources of liquidity and a brief discussion of any material unused sources of liquidity. If a material defciency in liquidity is identifed, indicate the course of action that the issuer has taken or proposes to take to remedy the defciency.

      (2)	the issuer?s material commitments for capital expenditures as of the end of the latest fscal year and any subsequent interim period and an indication of the general purpose of such commitments and the antic- ipat-ed sources of funds needed to fulfll such commitments.

(c)	Plan of Operations. Issuers (including predecessors) that have not received revenue from operations during each of the three fscal years immediately before the fling of the ofering statement (or since inception, which- ever is shorter) must describe, if formulated, their plan of operation for the 12 months following the commence- ment of the proposed ofering. If such information is not available, the reasons for its unavailability must be stated. Disclosure relating to any plan must include, among other things, a statement indicating whether, in the issuer?s opinion, the proceeds from the ofering will satisfy its cash requirements or whether it anticipates it will be necessary to raise additional funds in the next six months to implement the plan of operations.

(d)	Trend information. Te issuer must identify the most signifcant recent trends in production, sales and inventory, the state of the order book and costs and selling prices since the latest fnancial year. Te issuer also must discuss, for at least the current fnancial year, any known trends, uncertainties, demands, commitments or events that are reasonably likely to have a material efect on the issuer?s net sales or revenues, income from con- tinuing operations, proftability, liquidity or capital resources, or that would cause reported fnancial information not necessarily to be indicative of future operating results or fnancial condition.

Item 10.	Directors, Executive Ofcers and Signifcant Employees

(a)	For each of the directors, persons nominated or chosen to become directors, executive ofcers, persons cho- sen to become executive ofcers, and signifcant employees, provide the information specifed below in sub-stantially the following tabular format:

Name
Position
Age
Term of
Ofce(1)
Approximate hours
per week for part-
time employees(2)
Executive Ofcers:




Directors:




Signifcant
Employees:






      (1)	Provide the month and year of the start date and, if applicable, the end date. To the extent you are unable to provide specifc dates, provide such other description in the table or in an appropriate footnote clarify- ing the term of ofce. If the person is a nominee or chosen to become a director or executive ofcer, it must be indicated in this column or by footnote.

      (2)	For executive ofcers and signifcant employees that are working part-time, indicate approximate- ly the average number of hours per week or month such person works or is anticipated to work. Tis column may be lef blank for directors. Te entire column may be omitted if all those listed in the table work full time for the issuer.

In a footnote to the table, briefy describe any arrangement or understanding between the persons described above and any other persons (naming such persons) pursuant to which the person was or is to be selected to his or her ofce or position.

Instructions to Item 10(a):

      1.	No nominee or person chosen to become a director or person
chosen to be an executive ofcer who has not consented to act as such may be named in response to this item.

    2.	Te term ?executive ofcer? means the president, secretary,
treasurer, any vice president in charge of a principal business function (such as sales, administration, or fnance) and any other person who performs similar policy making functions for the issuer.

    3.	Te term ?signifcant employee? means persons such as production managers, sales managers, or research scientists, who are not executive ofcers, but who make or are expected to make signifcant contribu- tions to the business of the issuer.

(b)	Family relationships. State the nature of any family relationship between any director, executive ofcer, person nominated or chosen by the issuer to become a director or executive ofcer or any signifcant employee.

Instruction to Item 10(b):

    Te term ?family relationship? means any relationship by blood, marriage, or adoption, not more re- mote than frst cousin.

(c)	Business experience. Give a brief account of the business experience during the past fve years of each di- rector, executive ofcer, person nominated or chosen to become a director or executive ofcer, and each signif- cant employee, including his or her principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupations and employment were carried on. When an executive ofcer or signifcant employee has been employed by the issuer for less than fve years, a brief explanation must be included as to the nature of the responsibilities undertaken by the individual in prior positions to provide adequate disclosure of this prior business experience. What is required is informa- tion relating to the level of the employee?s professional competence, which may include, depending upon the circumstances, such specifc information as the size of the operation supervised.

(d)	Involvement in certain legal proceedings. Describe any of the following events which occurred during the past fve years and which are material to an evaluation of the ability or integrity of any director, person nomi- na- ted to become a director or executive ofcer of the issuer:


      (1)	A petition under the federal bankruptcy laws or any state
insolvency law was fled by or against, or a receiver, fscal agent or similar ofcer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such fling, or any corporation or business association of which he was an executive ofcer at or within two years before the time of such fling; or

(2)	Such person was convicted in a criminal proceeding (excluding trafc violations and other minor of-
fenses).

Item 11.	Compensation of Directors and Executive Ofcers

(a)	Provide, in substantially the tabular format indicated, the annual compensation of each of the three high- est paid persons who were executive ofcers or directors during the issuer?s last completed fscal year.

Name
Capacities in which
compensation was
received (e.g.,
Chief Executive
Officer, director,
etc.)	($)
   Cash
compensation
($)
   Other
compensatio
n
($)
    Total
compensat
ion
($)











(b)	Provide the aggregate annual compensation of the issuer?s directors as a group for the issuer?s last com- plet- ed fscal year. Specify the total number of directors in the group.

(c)	For Tier 1 oferings, the annual compensation of the three highest paid persons who were executive ofcers or directors and the aggregate annual compensation of the issuer?s directors may be provided as a group, rather than as specifed in paragraphs (a) and (b) of this item. In such case, issuers must specify the total number of persons in the group.

(d)	Briefy describe all proposed compensation to be made in the future pursuant to any ongoing plan or
ar- rangement to the individuals specifed in paragraphs (a) and (b) of this item. Te description must include a summary of how each plan operates, any performance formula or measure in efect (or the criteria used to deter-mine payment amounts), the time periods over which the measurements of benefts will be determined, payment schedules, and any recent material amendments to the plan. Information need not be included with respect to any group life, health, hospitalization, or medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive ofcers or directors of the issuer and that are available generally to all salaried employees.

Instructions to Item 11:

      1.	In case of compensation paid or to be paid otherwise than in cash, if it is impracticable to determine the cash value thereof, state in a note to the table the nature and amount thereof.

2.	Tis item is to be answered on an accrual basis if practicable; if not so answered, state the basis
used.


Item 12.	Security Ownership of Management and Certain Securityholders

(a)	Include the information specifed in paragraph (b) of this item as of the most recent practicable date (stating the date used), in substantially the tabular format indicated, with respect to voting securities benefcially owned by:

(1)	all executive ofcers and directors as a group, individually naming each director or executive ofcer who benefcially owns more than 10% of any class of the issuer?s voting securities;

(2)	any other securityholder who benefcially owns more than 10% of any class of the issuer?s voting securi- ties as such benefcial ownership would be calculated if the issuer were subject to Rule 13d-3(d)(1) of the Securi- ties Exchange Act of 1934.

(b)	Benefcial Ownership Table:

Title
of
class
Name and
address of
beneficial
owner(1)
Amount and nature
of
beneficial
ownership
Amount and nature
of beneficial
ownership
acquirable(2)
Percent
of
class(3)






      (1)	Te address given in this column may be a business, mailing, or residential address. Te address may be included in an appropriate footnote to the table rather than in this column.

      (2)	Tis column must include the amount of equity securities each benefcial owner has the right to acquire using the manner specifed in Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. An appropriate footnote must be included if the column heading does not sufciently describe the circumstances upon which such securities could be acquired.

      (3)	Tis column must use the amounts contained in the two preceding columns to calculate the per- cent of class owned by such benefcial owner.

Item 13.	Interest of Management and Others in Certain Transactions

(a)	Describe briefy any transactions or any currently proposed
transactions during the issuer?s last two com- pleted fscal years and the current fscal year, to which the issuer or any of its subsidiaries was or is to be a participant and the amount involved exceeds $50,000 for Tier 1 or the lesser of $120,000 and one percent of the average of the issuer?s total assets at year end for the last two completed fscal years for Tier 2, and in which any of the following persons had or is to have a direct or indirect material interest, naming the person and stating his or her relationship to the issuer, the nature of the person?s interest in the transaction and, where practicable, the amount of such interest:

(1)
Any director or executive ofcer of the issuer;
(2)
Any nominee for election as a director;
(3)
Any securityholder named in answer to Item 12(a)(2);
(4)
If the issuer was incorporated or organized within the past three years, any promoter of the issuer;
or



      (5)	Any immediate family member of the above persons. An ?immediate family member? of a person means such person?s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in- law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing such person?s household.

Instructions to Item 13(a):

1.	For purposes of calculating the amount of the transaction described above, all periodic installments in the case of any lease or other agreement providing for periodic payments must be aggregated to the extent they occurred within the time period described in this item.

2.	No information need be given in answer to this item as to any transaction where:

(a)	Te rates of charges involved in the transaction are determined by competitive bids, or the transaction in- volves the rendering of services as a common or contract carrier at rates or charges fxed in con- formity with law or governmental authority;

(b)	Te transaction involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

(c)	Te interest of the specifed person arises solely from the ownership of securities of the issuer and the specifed person receives no extra or special beneft not shared on a pro-rata basis by all of the holders of securities of the class.

3.	Tis item calls for disclosure of indirect as well as direct material interests in transactions. A per- son who has a position or relationship with a frm, corporation, or other entity which engages in a transaction with the issuer or its subsidiaries may have an indirect interest in such transaction by reason of the position or relationship. How- ever, a person is deemed not to have a material indirect interest in a transaction within the meaning of this item where:

(a)	the interest arises only (i) from the person?s position as a director of another corporation or organization (other than a partnership) that is a party to the transaction, or (ii) from the direct or indirect ownership by the person and all other persons specifed in paragraphs (1) through (5) of this item, in the aggre- gate, of less than a 10 percent equity interest in another person (other than a partnership) that is a party to the transac- tion, or (iii) from both such position and ownership;

(b)	the interest arises only from the person?s position as a limited partner in a partnership in which the person and all other persons specifed in paragraphs (1) through (5) of this item had an interest of less than 10 percent; or

(c)	the interest of the person arises solely from the holding of an equity interest (unless the equity interest confers management rights similar to a general partner interest) or a creditor interest in another person that is a party to the transaction with the issuer or any of its subsidiaries and the transaction is not material to the other person.

4.	Include the name of each person whose interest in any transaction is described and the nature of the rela- tionships by reason of which such interest is required to be described. Te amount of the interest of any specifed person must be computed without regard to the amount of the proft or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, the approximate amount involved in the transaction must be disclosed.

5.	Information must be included as to any material underwriting discounts and commissions upon the sale of


securities by the issuer where any of the specifed persons was or is to be a principal underwriter or is a controlling person, or member, of a frm which was or is to be a principal underwriter. Information need not be given concerning ordinary management fees paid by underwriters to a managing underwriter pursuant to an agreement among underwriters, the parties to which do not include the issuer or its subsidiaries.

6.	As to any transaction involving the purchase or sale of assets by or to any issuer or any subsidiary, otherwise than in the ordinary course of business, state the cost of the assets to the purchaser and, if acquired by the seller with- in two years before the transaction, the cost to the seller.

7.	Information must be included in answer to this item with respect to transactions not excluded above which involve compensation from the issuer or its subsidiaries, directly or indirectly, to any of the specifed per-sons for services in any capacity unless the interest of such persons arises solely from the ownership individu- ally and in the aggregate of less than 10 percent of any class of equity securities of another corporation furnish- ing the services to the issuer or its subsidiaries.

(b)	If any expert named in the ofering statement as having prepared or certifed any part of the ofering state- ment was employed for such purpose on a contingent basis or, at the time of such preparation or certif- cation or at any time thereafer, had a material interest in the issuer or any of its parents or subsidiaries or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, ofcer or employee, describe the nature of such contingent basis, interest or connection.

Item 14.	Securities Being Ofered

(a)	If capital stock is being ofered, state the title of the class and furnish the following information regarding all classes of capital stock outstanding:

(1)	Outline briefy: (i) dividend rights; (ii) voting rights; (iii)
liquidation rights; (iv) preemptive rights;
(v) conversion rights; (vi) redemption provisions; (vii) sinking fund provisions; (viii) liability to further calls or to assessment by the issuer; (ix) any classifcation of the Board of Directors, and the impact of classifcation where cumulative voting is permitted or required; (x) restrictions on alienability of the securities being ofered;
(xi) any provision discriminating against any existing or prospective holder of such securities as a result of such securityholder owning a substantial amount of securities; and (xii) any rights of holders that may be modifed otherwise than by a vote of a majority or more of the shares outstanding, voting as a class.

(2)	Briefy describe potential liabilities imposed on securityholders under state statutes or foreign law, for example, to employees of the issuer, unless such disclosure would be immaterial because the fnancial resources of the issuer or other factors are such as to make it unlikely that the liability will ever be imposed.

(3)	If preferred stock is to be ofered or is outstanding, describe briefy any restriction on the repurchase or redemption of shares by the issuer while there is any arrearage in the payment of dividends or sinking fund installments. If there is no such restriction, so state.

(b)	If debt securities are being ofered, outline briefy the following:

(1)	Provisions with respect to interest, conversion, maturity,
redemption, amortization, sinking fund or re- tirement.

(2)	Provisions with respect to the kind and priority of any lien securing the issue, together with a brief iden- tifcation of the principal properties subject to such lien.


(3)	Material afrmative and negative covenants.

Instruction to Item 14(b):

In the case of secured debt there must be stated: (i) the approximate amount of unbonded property avail- able for use against the issuance of bonds, as of the most recent practicable date, and (ii) whether the securities being issued are to be issued against such property, against the deposit of cash, or otherwise.

(c)	If securities described are to be ofered pursuant to warrants, rights, or convertible securities, state briefy:

      (1)	the amount of securities issuable upon the exercise or
conversion of such warrants, convertible secu- rities or rights;

      (2)	the period during which and the price at which the warrants, convertible securities or rights are exer- cisable;

(3)	the amounts of warrants, convertible securities or rights
outstanding; and

(4)	any other material terms of such securities.

(d)	In the case of any other kind of securities, include a brief description with comparable information to that required in (a), (b) and
(c) of Item 14.



Part F/S

(a)	General Rules

(1)	Te appropriate fnancial statements set forth below of the issuer, or the issuer and its predecessors or any businesses to which the issuer is a successor must be fled as part of the ofering statement and included in the ofering circular that is distributed to investors.

(2)	Unless the issuer is a Canadian company, fnancial statements must be prepared in accordance with generally accepted accounting principles in the United States (US GAAP). If the issuer is a Canadian com- pany, such fnancial statements must be prepared in accordance with either US GAAP or International Financial

Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). If the fnancial statements comply with IFRS, such compliance must be explicitly and unreservedly stated in the notes to the fnancial statements and if the fnancial statements are audited, the auditor?s report must include an opinion on whether the fnancial statements comply with IFRS as issued by the IASB.

(3)	Te issuer may elect to delay complying with any new or revised fnancial accounting standard until the date that a company that is not an issuer (as defned under section 2(a) of the Sarbanes-Oxley Act of 2002
(15
U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers. Issuers electing such extension of time accommodation must disclose it at the time the issuer fles its ofering statement and apply the election to all standards. Issuers electing not to use this accommodation must forgo this accommodation for all fnancial accounting standards and may not elect to rely on this accommodation in any future flings.


(b)	Financial Statements for Tier 1 Oferings

(1)	Te fnancial statements prepared pursuant to this paragraph (b), including (b)(7), need not be pre- pared in accordance with Regulation
S-X.

(2)	Te fnancial statements prepared pursuant to paragraph (b), including
(b)(7), need not be audited. If the fnancial statements are not audited, they shall be labeled as ?unaudited?. However, if an audit of these fnancial statements is obtained for other purposes and that audit was performed in accordance with either U.S. generally accepted auditing standards or the Standards of the Public Company Accounting Oversight
Board by an auditor that is independent pursuant to either the independence standards of the American Institute of Certi- fed Public Accountants (AICPA) or Rule 2 01 of Regulation S-X, those audited fnancial statements must be fled, and an audit opinion complying with Rule 2-02 of Regulation S-X must be fled along with such fnancial statements. Te auditor may, but need not, be registered with the Public Company Accounting Oversight Board.

(3)	Consolidated Balance Sheets. Age of balance sheets at fling and at qualifcation:

(A)	If the fling is made, or the ofering statement is qualifed, more than three months but no more than nine months afer the most recently completed fscal year end, include a balance sheet as of the two most recently completed fscal year ends.

(B)	If the fling is made, or the ofering statement is qualifed, more than nine months afer the most recently completed fscal year end, include a balance sheet as of the two most recently completed fscal year ends and an interim balance sheet as of a date no earlier than six months afer the most recently completed fscal year end.

(C)	If the fling is made, or the ofering statement is qualifed, within three months afer the most recent- ly completed fscal year end, include a balance sheet as of the two fscal year ends preceding the most recently completed fscal year end and an interim balance sheet as of a date no earlier than six months afer the date of the most recent fscal year end balance sheet that is required.

(D)	If the fling is made, or the ofering statement is qualifed, during the period from inception until three months afer reaching the annual balance sheet date for the frst time, include a balance sheet as of a date within nine months of fling or qualifcation.

(4)	Statements of comprehensive income, cash fows, and changes in stockholders? equity. File consoli- dated statements of comprehensive income (either in a single continuous fnancial statement or in two separate but consecutive fnancial statements; or a statement of net income if there was no other comprehensive income), cash fows, and changes in stockholders? equity for each of the two fscal years preceding the date of the most recent balance sheet being fled or such shorter period as the issuer has been in existence.

(5)	Interim fnancial statements.
      (i)	If a consolidated interim balance sheet is required by (b)(3) of
Part F/S, consolidated interim state- ments of comprehensive income
(either in a single continuous fnancial statement or in two separate but consec- utive fnancial statements; or a statement of net income if there was no other comprehensive income) and cash fows shall be provided and must cover at least the frst six months of the issuer?s fscal year and the corre- spond- ing period of the preceding fscal year. An analysis of the changes in each caption of stockholders? equity present- ed in the balance sheets must be provided in a note or separate statement. Tis analysis shall be pre- sented in the form of a reconciliation of the beginning balance to the ending balance for each period for which a statement of comprehensive income is required to be fled with all signifcant reconciling items described by appropriate captions with contributions from and distributions to owners shown separately. Dividends per share for each class of shares shall also be provided.


(ii)	Interim fnancial statements of issuers that report under U.S. GAAP may be condensed as described in Rule 8-03(a) of Regulation S-X.

(iii)	Te interim statements of comprehensive income for all issuers must be accompanied by a statement that in the opinion of management all adjustments necessary in order to make the interim fnancial statements not misleading have been included.

(6)	Oil and Gas Producing Activities. Issuers engaged in oil and gas producing activities must follow the fnancial accounting and reporting standards specifed in Rule 4-10 of Regulation S-X.

(7)	Financial Statements of and Disclosure About Other Entities. Te
circumstances described below may require you to fle fnancial statements of, or provide disclosures about, other entities in the ofering statement. Te fnancial statements of other entities must be presented for the same periods as if the other entity was the issuer as described above in paragraphs (b)(3) and (b)(4) unless a shorter period is specifed by the rules below. Te fnancial statements of other entities shall follow the same audit requirement as paragraph (b)(2) of this Part F/S:

      (i)	Financial Statements of and Disclosures About Guarantors and Issuers
of Guaranteed Securities. Te requirements of Rule 3-10 of Regulation S-X are applicable to fnancial statements of a subsidiary that issues se-
curities guaranteed by the parent company or guarantees securities issued by the parent company. However, the reference in Rule 3-10(a) of
Regulation S-X to ?an issuer or guarantor of a guaranteed security that is registered or being registered is required to fle fnancial statements required by Regulation S-X with respect to the guaran- tee or guaranteed security? instead refers to ?an issuer or guarantor of a guaranteed security that is qualifed or being qualifed pursuant to Regulation A is required to fle fnancial statements required by Part F/S of Form 1-A with respect to the guarantee or guaranteed security.? Te defnition of ?parent company? is the same as in Rule 3-10(b)(1) of Regulation S-X, except that
Rule 3-10(b)(1)(ii) instead reads as follows: ?Is, or as a result of the subject ofering statement will be, required to fle reports with the
Commission pursuant to Rule 257(b) of Regu- lation A (?? 230.251-230.263), or is an Exchange Act reporting company.? Te parent company must also pro-
vide the disclosures required by Rule 13-01 of Regulation S-X. Te parent company may elect to provide these disclosures in a footnote to its consolidated fnancial statements or alternatively, in management?s discussion and analysis of fnancial condition and results of operations described in Item 9 of Form 1-A in its ofering statement on Form 1-A fled in connection with the ofer and sale of the subject securities.

      (ii)	Financial Statements of and Disclosures About Afliates Whose
Securities Collateralize an Issuance. Te requirements of Rules 3-16 or 13-02 of Regulation S-X are applicable if an issuer?s securities that are qualifed or being qualifed pursuant to Regulation A are collateralized by the securities of the issuer?s afliates. Rule 13-02 of Regulation S-X must be followed unless Rule 3-16 of Regulation S-X applies. Te issuer may elect to provide the disclosures specifed in Rule 13-02 of Regulation S-X in a footnote to its consolidated fnancial statements or alternatively, in management?s discussion and analysis of fnancial condition and results of operations described in Item 9 of Form 1-A in its ofering statement on Form 1-A fled in connection with the ofer and sale of the subject securities.

      (iii)	Financial Statements of Businesses Acquired or to be Acquired.
File the fnancial statements required by Rule 8-04 of Regulation S-X.

      (iv)	Pro Forma Financial Statements. File pro forma fnancial
information as described in Rule 8-05 of Regulation S-X.

(v)	Real Estate Operations Acquired or to be Acquired. File the fnancial information required by Rule


8-06 of Regulation S-X.

Instructions to paragraph (b) in Part F/S:

1.	Issuers should refer to Rule 257(b)(2) to determine whether a special fnancial report will be required afer qualif- cation of the ofering statement.

2.	If the last day that the fnancial statements included in the ofering statement can be accepted, according to the age requirements of this item falls on a Saturday, Sunday, or holiday, such ofering statement may be fled on the frst business day following the last day of the specifed period.

3.	As an alternative, an issuer may?but need not?elect to comply with the provisions of paragraph (c).

(c)	Financial Statement Requirements for Tier 2 Oferings

      (1)	In addition to the general rules in paragraph (a), provide the fnancial statements required by para- graph (b) of this Part F/S, except the following rules should be followed in the preparation of the fnancial state- ments:

            (i)	Issuers that report under U.S. GAAP and, when applicable,
other entities for which fnan- cial statements are required, must comply with Article 8 of Regulation S-X, as if they were conducting a regis-
tered ofering on Form S-1, except the age of fnancial statements may follow paragraphs (b)(3)-(4) of this Part F/S.
            (ii)	Audited fnancial statements are required for Tier 2
oferings for the issuer and, when appli- cable, for fnancial statements of other entities. However, interim fnancial statements may be unaudited.

            (iii)	Te audit must be conducted in accordance with either U.S.
Generally Accepted Auditing Standards or the standards of the Public
Company Accounting Oversight Board (United States) and the report and qualifcations of the independent accountant shall comply with the requirements of Article 2 of Regulation S-X. Accounting frms conducting audits for the fnancial statements included in the ofering circular may, but need not, be registered with the Public Company Accounting Oversight
Board.

PART III?EXHIBITS

Item 16.	Index to Exhibits

(a)	An exhibits index must be presented at the beginning of Part III.

(b)	Each exhibit must be listed in the exhibit index according to the number assigned to it under Item 17 below.

(c)	For incorporation by reference, please refer to General Instruction III of this Form.

Item 17.	Description of Exhibits

As appropriate, the following documents must be fled as exhibits to the ofering statement.

1.	Underwriting agreement?Each underwriting contract or agreement with a principal underwriter or let- ter


pursuant to which the securities are to be distributed; where the terms have yet to be fnalized, proposed formats may be provided.

2.	Charter and bylaws?Te charter and bylaws of the issuer or
instruments corresponding thereto as cur- rently in efect and any amendments thereto.

3.	Instruments defning the rights of securityholders?

      (a)	All instruments defning the rights of any holder of the
issuer?s securities, including but not lim- ited to (i) holders of equity or debt securities being issued; (ii) holders of long-term debt of the issuer, and of all subsidiaries for which consolidated or unconsolidated fnancial statements are required to be fled.

      (b)	Te following instruments need not be fled if the issuer agrees to fle them with the Commis- sion upon request: (i) instruments defning the rights of holders of long-term debt of the issuer and all of its subsid-iaries for which consolidated fnancial statements are required to be fled if such debt is not being issued pursu- ant to this Regulation A ofering and the total amount of such authorized issuance does not exceed 5% of the total assets of the issuer and its subsidiaries on a consolidated basis;
(ii) any instrument with respect to a class of securities that is to be retired or redeemed before the issuance or upon delivery of the securities being issued pursuant to this Regulation A ofering and appropriate steps have been taken to assure such retirement or re- demption; and (iii) copies of instruments evidencing scrip certifcates or fractions of shares.

4.	Subscription agreement?Te form of any subscription agreement to be used in connection with the pur- chase of securities in this ofering.

5.	Voting trust agreement?Any voting trust agreements and amendments.

6.	Material contracts

      (a)	Every contract not made in the ordinary course of business that is material to the issuer and is to be performed in whole or in part at or afer the fling of the ofering statement or was entered into not more than two years before such fling. Only contracts need be fled as to which the issuer or subsidiary of the issuer is a party or has succeeded to a party by assumption or assignment or in which the issuer or such subsidiary has a benefcial interest. Schedules (or similar attachments) to material contracts may be excluded if not material to an investment decision or if the material information contained in such schedules is otherwise disclosed in the agreement or the ofering statement. Te material contract fled must contain a list briefy identifying the contents of all omitted schedules, together with an agreement to furnish supplementally a copy of any omitted schedule to the Commission upon request.

      (b)	If the contract is such as ordinarily accompanies the kind of business conducted by the issuer and its subsidiaries, it is made in the ordinary course of business and need not be fled unless it falls within one or more of the following categories, in which case it must be fled except where immaterial in amount or signifcance:
(i) any contract to which directors, ofcers, promoters, voting trustees, securityholders named in the ofering statement, or underwriters are parties, except where the contract merely involves the purchase or sale of current assets having a determinable market price, at such market price;
(ii) any contract upon which the issuer?s busi- ness is substantially dependent, as in the case of continuing contracts to sell the major part of the issuer?s prod- ucts or services or to purchase the major part of the issuer?s requirements of goods, services or raw materials or any franchise or license or other agreement to use a patent, formula, trade secret, process or trade name upon which the issuer?s business depends to a material extent; (iii) any contract calling for the acquisition or sale of any property, plant or equipment for a consideration exceeding 15% of such fxed assets of the issuer on a con- solidated basis; or (iv) any material lease under which a part of the property described in the ofering statement is held by the issuer.

      (c)	Any management contract or any compensatory plan, contract or arrangement including, but not limited to, plans relating to options, warrants or rights, pension, retirement or deferred compensation or bonus, incentive or proft sharing (or if not set forth in any formal document, a written description) is deemed material and must be fled except for the following: (i) ordinary purchase and sales agency agreements; (ii) agreements with managers of stores in a chain organization or similar organization; (iii) contracts providing for labor or salesperson?s bonuses or payments to a class of securityholders, as such; (iv) any compensatory plan, contract or arrangement that pursuant to its terms is available to employees generally and that in operation provides for the same method of allocation of benefts between management and non-management participants.

7.	Plan of acquisition, reorganization, arrangement, liquidation, or succession?Any material plan of acqui- sition, disposition, reorganization, readjustment, succession, liquidation or arrangement and any amendments thereto described in the ofering statement. Schedules (or similar attachments) to these exhibits must not be fled unless such schedules contain information that is material to an investment decision and that is not other- wise disclosed in the agreement or the ofering statement. Te plan fled must contain a list briefy identifying the contents of all omitted schedules, together with an agreement to furnish supplementally a copy of any omit- ted schedule to the Commission upon request.

8.	Escrow agreements?Any escrow agreement or similar arrangement which has been executed in connec- tion with the Regulation A ofering.

9.	Letter re change in certifying accountant?A letter from the issuer?s former independent accountant re- gard- ing its concurrence or disagreement with the statements made by the issuer in the current report concern- ing the resignation or dismissal as the issuer?s principal accountant.

10.	Power of attorney?If any name is signed to the ofering statement pursuant to a power of attorney, signed copies of the power of attorney must be fled. Where the power of attorney is contained elsewhere in the of- fer- ing statement or documents fled therewith, a reference must be made in the index to the part of the ofering statement or document containing such power of attorney. In addition, if the name of any ofcer signing on be- half of the issuer is signed pursuant to a power of attorney, certifed copies of a resolution of the issuer?s board of directors authorizing such signature must also be fled. A power of attorney that is fled with the Commission must relate to a specifc fling or an amendment thereto. A power of attorney that confers general authority may not be fled with the Commission.

11.	Consents?

(a)	Experts: Te written consent of
            (i)	any accountant, counsel, engineer, geologist, appraiser or
any persons whose profession gives authority to a statement made by them and who is named in the ofering statement as having prepared or certi- fed any part of the document or is named as having prepared or certifed a report or evaluation whether or not for use in connection with the ofering statement;
            (ii)	the expert that authored any portion of a report quoted
or summarized as such in the ofering statement, expressly stating their consent to the use of such quotation or summary;
            (iii)	any persons who are referenced as having reviewed or passed
upon any information in the ofering statement, and that such information is being included on the basis of their authority or in reliance upon their status as experts.

(b)	All written consents must be dated and signed.


12.	Opinion re legality?An opinion of counsel as to the legality of the securities covered by the Ofering Statement, indicating whether they will when sold, be legally issued, fully paid and non-assessable, and if debt securities, whether they will be binding obligations of the issuer.

13.	?Testing the waters? materials?Any written communication or broadcast script used under the authori- zation of Rule 241 within 30 days of the initial fling of the ofering statement, and any written communication or broadcast script used under the authorization of Rule 255. Materials used under the authorization of Rule 255 need not be fled if they are substantively the same as materials previously fled with the ofering statement.

14.	Appointment of agent for service of process?A Canadian issuer must fle
Form F-X.

15.	Te technical report summary under Item 601(b)(96) of Regulation S-K--
An issuer that is required to fle a technical report summary pursuant to
Item 1302(b)(2) of Regulation S-K must provide the information specifed in
Item 601(b)(96) of Regulation S-K as an exhibit to Form 1-A.

16.	RESERVED

17.	Subsidiary guarantors and issuers of guaranteed securities and afliates whose securities collateralize se- curities of the issuer. List each of the entities in paragraphs (a) and (b) below under an appropriately captioned heading that identifes the associated securities. An entity need not be listed more than once so long as its role as issuer, co-issuer, or guarantor of a guaranteed security and/or as afliate whose security is pledged as collateral for an issuer?s security is clearly indicated with respect to each applicable security:

            (a)	For an issuer that is the parent company (as that term is
defned in paragraph (b)(7(i) of Part F/S) and subject to ? 210.13-01 as described in paragraph (b)(7)(i) of Part F/S, each of the issuer?s subsidiaries that is a guarantor, issuer, or co-issuer of the guaranteed security for which the issuer is required to fle reports with the Commission pursuant to Rule 257(b) of Regulation A, or is an Exchange Act reporting company subject to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, or the ofer and sale of which is quali-fed or being qualifed pursuant to Regulation A; and

            (b)	For an issuer that is subject to ? 210.13-02 as described in paragraph (b)(7)(i) of Part F/S, each of the issuer?s afliates whose security is pledged as collateral for the issuer?s security for which the issuer is required to fle reports with the Commission pursuant to Rule 257(b) of Regulation A, or is an Exchange Act reporting company subject to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, or the ofer and sale of which is qualifed or being qualifed pursuant to Regulation A. For each afliate, also identify the security or securities pledged as collateral.

99.	Additional exhibits?Any additional exhibits which the
issuer may wish to fle, which must be so marked as to indicate clearly the subject matters to which they refer.

Instruction to Item 17:

Te issuer may redact information from exhibits required to be fled by this Item if disclosure of such information would constitute a clearly unwarranted invasion of personal privacy (e.g., disclosure of bank account numbers, social security numbers, home addresses, and similar information). In addition, the issuer may redact specifc provisions or terms of exhibits required to be fled by paragraph 6 or 7 of this Item, if the issuer customarily and actually treats that information as private or confdential and if the omitted information is not material. If it does so, the issuer should mark the exhibit index to indicate that portions of the exhibit have been omitted and include a prominent statement on the frst page of the redacted exhibit that certain identifed information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confdential. Te issuer also must include brackets indicating where the information is omitted from the fled version of the exhibit. If requested by the Commission or its staf, the issuer must promptly provide on a supplemental basis an unredacted copy of the exhibit and its materiality and privacy or confdentiality analyses. Upon evaluation of the issuer?s supplemental materials, the Commission or its staf may require the issuer to amend its fling to include in the exhibit any previously redacted information that is not adequately supported by the issuer?s analyses. Te issuer may request confdential treatment of the supplemental material submitted under paragraphs 6 or 7 pursuant to Rule 83 (? 200.83 of this chapter) while it is in the possession of the Commission or its staf.
Afer completing its review of the supplemental information, the Commission or its staf will return or destroy it if the registrant complies with the procedures outlined in Rule 418 (?230.418 of this chap ter).

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifes that it has reasonable grounds to believe that it meets all of the requirements for fling on Form 1-A and has duly caused this ofering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the
City of     , State of    , on  (date).

(Exact name of issuer as specifed in its charter)
By (Signature and Title)
Tis ofering statement has been signed by the following persons in the capacities and on the dates indicated. (Signature)
(Title)SECRETARY
(Date)	10/17/2022


Instructions to Signatures:

   1.	Te ofering statement must be signed by the issuer, its principal executive ofcer, principal fnancial of- cer, principal accounting ofcer, and a majority of the members of its board of directors or other governing body. If a signature is by a person on behalf of any other person, evidence of authority to sign must be fled with the ofering statement, except where an executive ofcer signs on behalf of the issuer.

    2.	Te ofering statement must be signed using a typed signature. Each signatory to the fling must also man- ually sign a signature page or other document authenticating, acknowledging or otherwise adopting his or her signa- ture that appears in the fling. Such document must be executed before or at the time the fling is made and must be retained by the issuer for a period of fve years. Upon request, the issuer must furnish to the Com-mission or its staf a copy of any or all documents retained pursuant to this section.

    3.	Te name and title of each person signing the ofering statement must be typed or printed beneath the signature.